                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS



Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR SECOND QUARTER FISCAL 2011

Fremont, CA (January 6, 2011) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter ended November 30, 2010.

Net sales were $3.6 million in the second quarter of fiscal 2011, compared with $1.6 million in the second quarter of fiscal 2010. Aehr Test reported a net loss of $0.8 million, or $0.09 per diluted share, in the second quarter of fiscal 2011. This compares to a loss of $2.2 million, or $0.25 per diluted share, in the second quarter of fiscal 2010. Included in the results for the second quarter of fiscal 2011 was the receipt of a dividend payment of $0.6 million related to a long-term investment reported in other income.

Commenting on the results of the second quarter of fiscal 2011, Rhea Posedel, chairman and chief executive officer of Aehr Test Systems, said, "At the top line, net sales of $3.6 million more than doubled when compared to the second quarter of last year. During the quarter, we benefitted from the revenue recognized from previously announced orders of approximately
$2 million for multiple FOXT-1 WaferPak contactors from a leading
manufacturer of semiconductor memory devices.   In addition, we recently
announced that this customer placed more orders for additional WaferPak contactors totaling approximately $3 million. We believe these new WaferPak orders validate the cost saving advantages of using our FOX-1 tester, which can test a full wafer with thousands of die in a single touchdown.

"We are pleased to announce that we have completed the development and shipped a new Advanced Burn-in and Test System (ABTST) to a major Japanese IC manufacturer. This new ABTS system is targeting production test and burn in of microcontrollers for automotive and high end consumer applications. We also received an order during the quarter from a leading U.S. military defense customer for our newly configured ABTS. This production configuration of the ABTS system was chosen for its 72 burn-in board capacity and its ability to burn-in and test future higher pin-count ASIC and custom logic devices.

"Looking ahead to the second half of fiscal 2011, we are encouraged by the increase in WaferPak contactor orders from our FOX customers and the higher quoting activity we are seeing for our FOX and ABTS product lines. We offer our customers unique technology with our FOX systems and WaferPak contactors and we feel confident in our ability to win additional new accounts with our new ABTS products that address growing market segments," concluded Posedel.





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Aehr Test Systems Reports Second Quarter Fiscal 2011 Results
January 6, 2011
Page 2 of 5

Net sales were $5.7 million in the first six months of fiscal 2011 compared with $2.9 million in the first six months of fiscal 2010. Net loss for the six months ended November 30, 2010 was $2.3 million, or $0.26 per diluted share, compared with net loss of $1.2 million, or $0.14 per diluted share, in the same period of the prior fiscal year.

Aehr Test closed the second quarter of fiscal 2011 with no outstanding debt.

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 6, 2011 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2011 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOX and MAX systems and the DiePakr carrier. The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See
Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.




                       [Financial Tables to Follow]



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
Aehr Test Systems Reports Second Quarter Fiscal 2011 Results
January 6, 2011
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                         Three Months Ended   Six Months Ended
                                            November 30,        November 30,
                                         ------------------  -----------------
                                           2010      2009      2010     2009
                                         --------  --------  -------- --------
Net sales.............................     $3,577   $ 1,646   $ 5,746  $ 2,914
Cost of sales.........................      2,223     1,297     3,448    2,622
                                         --------  --------  -------- --------
Gross profit..........................      1,354       349     2,298      292
                                         --------  --------  -------- --------
Operating expenses:
  Selling, general and administrative.      1,495     1,623     3,013    2,936
  Research and development............      1,196     1,077     2,338    2,019
  Gain on bankruptcy claim............         --        --      (155)  (3,289)
                                         --------  --------  -------- --------
    Total operating expenses..........      2,691     2,700     5,196    1,666
                                         --------  --------  -------- --------
    Loss from operations..............     (1,337)   (2,351)   (2,898)  (1,374)

Interest income.......................          1         2         3        3
Other income, net.....................        579        26       623       12
                                         --------  --------  -------- --------
    Loss before income tax
    expense (benefit).................       (757)   (2,323)   (2,272)  (1,359)

Income tax expense (benefit)..........         10      (165)       11     (162)
                                         --------  --------  -------- --------
    Net loss..........................     $ (767)  $(2,158)  $(2,283) $(1,197)
                                         ========  ========  ======== ========

Net loss per share
    Basic.............................     $(0.09)  $ (0.25)  $ (0.26) $ (0.14)
    Diluted...........................     $(0.09)  $ (0.25)  $ (0.26) $ (0.14)

Shares used in per share calculations:
    Basic.............................      8,731     8,526     8,699    8,504
    Diluted...........................      8,731     8,526     8,699    8,504





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
Aehr Test Systems Reports Second Quarter Fiscal 2011 Results
January 6, 2011
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended  Six Months Ended
                                                November 30,        November 30,
                                             ------------------  -----------------
                                               2010      2009      2010     2009
                                             --------  --------  -------- --------
GAAP net loss..............................    $ (767)  $(2,158)  $(2,283) $(1,197)
Gain on bankruptcy claim1..................        --        --      (155)  (3,289)
Stock compensation expense.................       238       780       512    1,085
                                             --------  --------  -------- --------
Non-GAAP net loss..........................   $  (529)  $(1,378)  $(1,926) $(3,401)
                                             ========  ========  ======== ========

GAAP net loss per diluted share............   $ (0.09)  $ (0.25)  $ (0.26) $ (0.14)
                                             ========  ========  ======== ========
Non-GAAP net loss per diluted share........   $ (0.06)  $ (0.16)  $ (0.22) $ (0.40)
                                             ========  ========  ======== ========
Shares used in diluted shares calculation...    8,731     8,526     8,699    8,504
                                             ========  ========  ======== ========

_____________________________________________________________________________


1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2010, the Company sold a portion of its Spansion U.S. bankruptcy claim to a third party for net proceeds of approximately $3.3 million and recorded the amount as a reduction of operating expenses. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Second Quarter Fiscal 2011 Results
January 6, 2011
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                         November 30,      May 31,
                                                             2010           2010
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 5,060        $ 7,766
  Accounts receivable, net............................         1,508            596
  Inventories ........................................         4,253          3,635
  Prepaid expenses and other .........................           184            445
                                                         -----------    -----------
      Total current assets ...........................        11,005         12,442

Property and equipment, net ..........................         1,221          1,504
Other assets..........................................           540            528
                                                         -----------    -----------
      Total assets ...................................       $12,766        $14,474
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $   946        $   703
  Accrued expenses ...................................         1,336          1,626
  Deferred revenue ...................................           183            286
                                                         -----------    -----------
      Total current liabilities ......................         2,465          2,615

Income tax payable....................................           298            298
Deferred lease commitment ............................           260            280
                                                         -----------    -----------
      Total liabilities ..............................         3,023          3,193

Shareholders' equity .................................         9,743         11,281
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $12,766        $14,474
                                                         ===========    ===========








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